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ATSG Reports Results for First Quarter 2012
CAM Leasing Profits Grow as 767 Fleet Expands, Restructuring Continues in ACMI Services
WILMINGTON, Ohio, May 10, 2012 - Air Transport Services Group, Inc. (NASDAQ:ATSG) today reported financial results as follows for the first quarter of 2012:

Summary GAAP Results (detailed financial statements at end of this release)
	Quarter Ended March 31,
(in millions, except per-share amounts)	2012	2011	$ Change
Revenues	$145.5	$175.1	(29.6)
Pre-tax Earnings from Continuing Operations	$10.7	$4.6	6.1
Net Earnings from Continuing Operations	$6.7	$2.9	3.8
Earnings Per Share from Continuing Operations	$0.10	$0.04	0.06
Adjusted (non-GAAP) Results *
Revenues excluding Reimbursed Expenses	$128.7	$130.9	(2.2)
Adjusted Pre-tax Earnings from Continuing Operations	$10.3	$11.4	(1.1)
Adjusted EBITDA from Continuing Operations	$34.1	$37.8	(3.7)
* A table defining and reconciling adjusted results to comparable GAAP measures is provided at the end of this release.

"Our earnings for the first quarter are in line with the pace we had outlined in our fourth-quarter conference call in March," Joe Hete, President and CEO of ATSG, said. “In addition to the higher pension and restructuring costs we projected, we faced delays in obtaining customer commitments to new aircraft operating agreements. The good news is that many of our customers, and DHL in particular, are growing, and have plans to deploy more of our freighter aircraft into both domestic as well as new, non-U.S. markets throughout the course of the year.”

First quarter 2011 results for ATSG included $6.8 million in non-cash pre-tax charges related to the early termination of an existing credit facility, which was replaced by a new five-year credit agreement under more favorable terms in May 2011. The first quarter of 2012 included $0.5 million in unrealized gains on derivative instruments. Adjusted Pretax Earnings and Adjusted EBITDA exclude the effect of these items.
Operating Results
Aircraft Leasing
Cargo Aircraft Management (CAM) earned $16.8 million, up 25 percent for the first quarter compared with the year-earlier period. Revenues increased 18 percent to $37.9 million compared to the same period a year ago, as CAM deployed nine more freighter aircraft it owns, including four more leased to external customers.

At the end of March 2012, CAM owned 51 aircraft that were available for service, of which 21 were in service under long term dry leases with external customers. A table showing ATSG's aircraft in service at year-end 2011, at March 31, 2012, and our current outlook for the end of 2012 is included at the end of this release.

All of CAM's externally leased Boeing 767 freighters have lease expiration dates after 2014. The average remaining lease term is approximately five years.
 ACMI Services
First quarter revenues were $96.3 million, excluding fuel and other reimbursed expenses, down from $102.5 million in the first quarter of 2011. As anticipated, ACMI Services recorded a pre-tax loss in the quarter. The loss of $8.2 million compares with a loss of $2.5 million in the first quarter of 2011.
The larger first quarter 2012 loss primarily reflects the loss of earnings from operations for D.B. Schenker, a North American logistics company. ATSG had provided a dedicated air-cargo network for Schenker in North America, consisting of eight Boeing 727 and eight DC-8 freighters, until Schenker opted to phase out that network beginning in September 2011 through the end of December.
Results for the first quarter of 2011 included $24.6 million in revenues from Schenker, excluding revenues from reimbursed expenses. A portion of Schenker's former air cargo volume migrated to DHL's U.S. air cargo network, which ATSG also supports, and led to an increase in ATSG aircraft deployed with DHL.
First quarter ACMI block hours decreased 15 percent overall, but increased 15 percent excluding block hours operated for Schenker in the first quarter of 2011, reflecting additional Boeing 767 and 757 freighters in ACMI service, including additional 767s acquired under operating leases.
First quarter earnings were also affected by (i) costs we continue to incur while restructuring Air Transport International (ATI) and Capital Cargo International Airlines (CCIA) following the loss of the Schenker business, including costs associated with transitioning flight crew members to other aircraft types, (ii) higher aircraft maintenance expenses, and (iii) delays in the implementation of customer aircraft deployments. Some of the airline restructuring costs and delays in the start of new aircraft deployments will also affect the second quarter of 2012.
Significant cost savings have already been achieved from airline restructuring efforts. Payroll costs are down by $0.8 million per month at ATI and CCIA from September 2011, when Schenker began outsourcing its air network requirements. ATSG expects these savings to increase over the course of the year.
To further streamline the operations impacted by the loss of the Schenker business, ATSG intends to effect a corporate reorganization pursuant to which the airline operations of ATI and CCIA will be merged. Earlier this month, those airlines reached a tentative agreement with their respective flight crewmembers, as represented by the Air Line Pilots Association (ALPA). The tentative agreement sets out the essential terms under which the parties intend to pursue a joint collective bargaining agreement and merge their flight crewmember seniority lists.
These are necessary steps to eventually merge the operations of CCIA into ATI. The airlines and ALPA intend to have the definitive agreement in place and complete the integration of the seniority lists by the end of this year.
Other Activities
First quarter revenues from ATSG's other businesses rose 12 percent to $28.4 million before the elimination of inter-company results. Pre-tax profit from other activities totaled $2.0 million, compared with $1.7 million a year earlier.

Outlook
ATI anticipates that in the next few weeks it will begin operating three Boeing 767-200 freighters for DHL in the Middle East, bringing the total number of 767s in service for DHL in that region to four. These aircraft are replacing less efficient A300-B4 aircraft operated by other providers. This month, CCIA reached a tentative agreement with DHL to add a fourth 757-200 freighter into DHL's U.S. network in October 2012. This aircraft will replace a Boeing 727 aircraft that CCIA currently operates for DHL. Later this month, ABX Air anticipates adding two 767-300 aircraft into ACMI service on international routes. We expect to add four more 767-300s into revenue service by year end.

This month, ATI received notification that it had been awarded a contract to conduct combi operations for the U.S. Military from July through September 2012. ATI anticipates the military will soon issue a solicitation for combi service covering a two-year period beginning in October 2012.

Hete also noted that, "As we indicated in March, we invested significant time and resources in the first quarter toward realigning our ACMI Services businesses for growth and profitability, and in developing deployment opportunities in new markets around the world.  We expect to yield improving results from our businesses during the remainder of the year as new customer commitments are finalized.  However, we are not immune from the uncertainty and reduced growth rates affecting the air-cargo market globally, which has led new and existing customers to be cautious about committing to fleet expansions or aircraft replacements. We still expect to have commitments from customers for our additional aircraft before they are ready for service. But while Adjusted EBITDA in the range of $190 million to $200 million for 2012 remains our target, hitting that target range will depend on when we commence actual revenue service under those contracts."
Conference Call
ATSG will host a conference call on Monday, May 14, 2012, at 10:00 a.m. Eastern time to review its financial results for the first quarter of 2012. Participants should dial 800-561-2731 and international participants should dial 617-614-3528 ten minutes before the scheduled start of the call and ask for conference pass code 95829861. The call also will be webcast live (listen-only mode) via www.atsginc.com and www.earnings.com for individual investors, and via www.streetevents.com for institutional investors. A replay of the conference call will be available by phone the same day beginning at 2:00 p.m. and continuing through Monday, May 21, 2012, by dialing 888-286-8010 (international callers 617-801-6888); use pass code 25343417. The webcast replay will remain available via www.atsginc.com and www.earnings.com for 30 days.
About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Air Transport International, LLC; Cargo Aircraft Management, Inc.; Capital Cargo International Airlines, Inc.; and Airborne Maintenance and Engineering Services, Inc. For more information, please see www.atsginc.com.

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group's ("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services, the cost and timing associated with the modification and deployment of Boeing 767 and Boeing 757 aircraft, the availability and cost to acquire used passenger aircraft for freighter modification, ATSG's continuing ability to place modified aircraft into commercial service, ABX Air's ability to maintain on-time service and control costs under its operating agreement with DHL, ATSG's effectiveness in restructuring its airline operations affected by DB Schenker's restructuring of its U.S. air cargo operations, and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact:
Quint O. Turner, ATSG Inc. Chief Financial Officer
937-382-5591

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2012	2011
REVENUES	$145,506	$175,127

OPERATING EXPENSES
Salaries, wages and benefits	47,104	46,348
Fuel	13,840	39,676
Maintenance, materials and repairs	23,114	21,306
Depreciation and amortization	20,300	22,371
Landing, ramp, rent and insurance	4,066	6,405
Travel	5,978	6,310
Other operating expenses	17,302	17,282
	131,704	159,698

OPERATING INCOME	13,802	15,429
OTHER INCOME (EXPENSE)
Interest income	28	66
Interest expense	(3,547)	(4,103)
Unrealized gain/(loss) on derivative instruments	460	(3,932)
Write off of unamortized debt issuance costs	—	(2,870)
	(3,059)	(10,839)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	10,743	4,590

INCOME TAX EXPENSE	(4,081)	(1,709)

EARNINGS FROM CONTINUING OPERATIONS	6,662	2,881

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	(230)	(117)

NET EARNINGS	$6,432	$2,764

EARNINGS PER SHARE - Basic
Continuing operations	$0.11	$0.04
Discontinued operations	(0.01)	—
NET EARNINGS PER SHARE	$0.10	$0.04

EARNINGS PER SHARE - Diluted
Continuing operations	$0.10	$0.04
Discontinued operations	—	—
NET EARNINGS PER SHARE	$0.10	$0.04

WEIGHTED AVERAGE SHARES
Basic	63,431	63,131
Diluted	64,374	63,936

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31,	December 31,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$51,683	$30,503
Accounts receivable, net of allowance of $433 in 2012 and $434 in 2011	35,530	42,278
Inventory	8,974	8,906
Prepaid supplies and other	7,695	9,785
Deferred income taxes	17,418	31,548
Aircraft and engines held for sales	7,247	9,831
TOTAL CURRENT ASSETS	128,547	132,851

Property and equipment, net	775,802	748,913
Other assets	18,154	18,579
Intangibles	6,333	6,396
Goodwill	86,980	86,980
TOTAL ASSETS	$1,015,816	$993,719

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$43,679	$48,360
Accrued salaries, wages and benefits	22,337	23,226
Accrued expenses	9,841	10,291
Current portion of debt obligations	15,230	13,223
Unearned revenue	12,283	12,487
TOTAL CURRENT LIABILITIES	103,370	107,587
Long term debt obligations	353,273	333,681
Post-retirement liabilities	183,895	185,562
Other liabilities	64,261	54,212
Deferred income taxes	32,815	42,530

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 75,000,000 shares authorized; 64,266,489 and 64,015,789 shares issued and outstanding in 2012 and 2011, respectively	643	640
Additional paid-in capital	521,366	520,613
Accumulated deficit	(141,627)	(148,059)
Accumulated other comprehensive loss	(102,180)	(103,047)
TOTAL STOCKHOLDERS’ EQUITY	278,202	270,147
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,015,816	$993,719

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRE-TAX EARNINGS AND ADJUSTED PRE-TAX EARNINGS SUMMARY
FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended
	March 31,
	2012	2011
Revenues
CAM Leasing	$37,851	$32,128
ACMI Services
Airline services	96,342	102,450
Reimbursables	16,853	44,255
Total ACMI Services	113,195	146,705
Other Activities	28,421	25,438
Total Revenues	179,467	204,271
Eliminate internal revenues	(33,961)	(29,144)
Customer Revenues	$145,506	$175,127

Pre-tax Earnings from Continuing Operations
CAM, inclusive of interest expense	16,818	13,466
ACMI Services	(8,215)	(2,510)
Other Activities	2,001	1,654
Net, unallocated interest expense	(321)	(1,218)
Net gain (loss) on derivative instruments	460	(3,932)
Write off of unamortized debt issuance costs	—	(2,870)
Total Pre-tax Earnings	$10,743	$4,590

Adjustments to Pre-tax Earnings
Less Net (Gain) Loss on derivative instruments	(460)	3,932
Add Write-off of unamortized debt issuance costs	—	2,870
Adjusted Pre-tax Earnings	$10,283	$11,392

Notes: During the first half of 2011, the Company refinanced its long-term debt, recorded charges to write-off unamortized debt origination costs associated with terminated credit agreements and recognized losses for certain interest rate swaps which had been designated as hedges of the previous debt. Reimbursable revenues include certain operating costs that are reimbursed to the airlines by their customers. Such costs include fuel used, landing fees and certain aircraft maintenance expenses. The decline in reimbursable revenues during 2012 compared to 2011 reflects the discontinuation of D.B. Schenker's air network in the fourth quarter of 2011.

Adjusted Pre-tax Earnings is defined as Earnings from Continuing Operations Before Income Taxes less amounts related to the Severance and Retention agreement with DHL, plus derivative losses, less derivative gains, plus the write-off related to the termination of certain credit agreements in conjunction with the refinancing of the Company's debt. Adjusted Pre-tax earnings from Continuing Operations is a non-GAAP financial measure and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended
	March 31,
	2012	2011

Earnings from Continuing Operations Before Income Taxes	$10,743	$4,590
Interest Income	(28)	(66)
Interest Expense	3,547	4,103
Depreciation and Amortization	20,300	22,371
EBITDA from Continuing Operations	$34,562	$30,998
Less Net (Gain) Loss on derivative instruments	(460)	3,932
Add Write-off of unamortized debt issuance costs	—	2,870

Adjusted EBITDA from Continuing Operations	$34,102	$37,800

EBITDA and Adjusted EBITDA from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

EBITDA from Continuing Operations is defined as Earnings from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA from Continuing Operations is defined as EBITDA from Continuing Operations plus net derivative losses, less derivative gains, plus the write-off related to the termination of certain credit agreements in conjunction with the refinancing of the Company's debt.

Management uses EBITDA from Continuing Operations as an indicator of the cash-generating performance of the operations of the Company. Management uses Adjusted EBITDA and Adjusted Pre-tax Earnings from Continuing Operations to assess the performance of its operating results among periods. EBITDA and Adjusted EBITDA from Continuing Operations, and Adjusted Pre-tax Earnings should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, or as an alternative measure of liquidity.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
IN-SERVICE AIRCRAFT FLEET

Aircraft Types
	December 31,			March 31,			December 31,
	2011			2012			2012 Projected
			Operating			Operating			Operating
	Total	Owned	Lease	Total	Owned	Lease	Total	Owned	Lease
B767-200	40	36	4	41	37	4	41	37	4
B767-300	3	2	1	3	2	1	9	7	2
B757-200	3	3	—	3	3	—	4	4	—
B757 Combi	—	—	—	—	—	—	2	2	—
DC-8	3	3	—	2	2	—	2	2	—
DC-8 Combi	4	4	—	4	4	—	2	2	—
B727-200	4	4	—	3	3	—	3	3	—
Total Aircraft In-Service	57	52	5	56	51	5	63	57	6

Owned Aircraft Placements
	December 31,			March 31,			December 31,
	2011			2012			2012 Projected

ATSG airlines		31			30			29-35
External customers		21			21			21-27
		52			51